Exhibit 4.1

NUMBER 738	SHARES 0

Incorporated under the laws of the State of Delaware

OSIRIS THERAPEUTICS, INC.

Total Authorized Shares

90,000,000 Shares, $.001 Par Value

Common Stock

This Certifies That                      Specimen                      is the
registered holder of                         ** **                         Shares
transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrendering of this Certificate properly endorsed.
In Witness Whereof, the said Corporation has caused this Certificate to be signed by its authorized officers and its Corporate Seal to be hereunto affixed.

Dated: July 14, 2006

President & CEO	Secretary

NOTICE:  THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common	UNIF GIFT MIN ACT - . . . . . . Custodian . . . . . . . (Cust) (Minor)
TEN ENT	- as tenants by the entireties	under Uniform gifts to Minors Act . . . . . . . . . . . . . . . . (State)
JT TEN	- as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list

For value received                             hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

                                                                                                                                                                     Shares
represented by the within Certificate, and do hereby irrevocably constitute and appoint

                                                                                                                                                                  Attorney
to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated

In presence of

The Corporation is authorized to issue more than one class of stock.  The Corporation will furnish without charge to each stockholder upon written request the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class of stock (and any series thereof) authorized to be issued by the Corporation as set forth in the Certificate of Incorporation of the Corporation and amendments thereto filed with the secretary of State of the State of Delaware.